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                      FOURTH AMENDMENT TO AMENDED AND RESTATED
                                 CREDIT AGREEMENT


       THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") is made and dated as of the 25th day of January, 2000, by and among SANWA BANK CALIFORNIA ("Sanwa") and IMPERIAL BANK, as the current Lenders under the Credit Agreement referred to below (and as the term "Lenders" and capitalized terms not otherwise defined herein are used in the Credit Agreement), SANWA, in its capacity as Agent for the Lenders, and EQUITY MARKETING, INC., a Delaware corporation (the "Company").


                                      RECITALS

       A. Pursuant to that certain Amended and Restated Credit Agreement dated as of December 10, 1998, by and among the Agent, the Lenders and the Company (as amended from time to time, the "Credit Agreement"), the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

       B. The Company, the Agent and the Lenders desire to modify the Credit Agreement in certain respects as set forth more particularly below.

       NOW, THEREFORE, in consideration of the foregoing Recitals and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                     AGREEMENT

       1. WAIVER OF FAILURE TO COMPLY WITH REPORTING REQUIREMENT. The Lenders hereby waive any Event of Default which may exist as a result of the failure of the Company to have delivered certain Abbreviated Borrowing Base Certificates as required under Paragraph 7(b)(5) prior to February 1, 2000. Nothing contained herein shall in any manner or to any extent constitute any agreement by the Agent or the Lenders to waive any other Event of Default which may now or in the future exist under the Loan Documents, whether such Event of Default is similar to that expressly waived hereunder or otherwise.

       2. INCREASE IN PERMITTED STOCK REPURCHASES. To reflect the agreement of the parties to increase the dollar amount of acquisitions, purchases, redemptions and retirements of the Company's capital stock, the parties hereto hereby agree that effective as of the Effective Date the dollar amount "$1,000,000.00" appearing in line 6 of Paragraph 8(f) of the Credit Agreement is hereby replaced by the dollar amount "$2,500,000.00".

       3. MODIFICATION OF FINANCIAL COVENANT. To reflect the agreement of the parties to modify the financial covenant set forth in Paragraph 8(j) of the Credit Agreement, the parties


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hereto hereby agree that effective as of the Effective Date Paragraph 8(j) of the Credit Agreement is hereby amended to read in its entirety as follows:

              "8(j) RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH. Permit the Company's ratio of consolidated Total Liabilities to consolidated Tangible Net Worth to be more than (1) as of December 31, 1999, 3.50:1.00, and (2) thereafter, 2.25:1.00."

       4. REAFFIRMATION OF SECURITY AGREEMENT. The Company hereby affirms and agrees that: (a) the execution and delivery by the Company of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company or the rights of the Secured Parties under the Security Agreement or any other document or instrument made or given by the Company in connection therewith,
(b) the term "Obligations" as used in the Security Agreement includes, without limitation, the Obligations of the Company under the Credit Agreement as amended hereby and (c) the Security Agreement remains in full force and effect.

       5. EFFECTIVE DATE. This Amendment shall be effective as of the date (the "Effective Date") that the Agent receives the following:

              (a) Duly executed signature pages for this Amendment from each party hereto;

              (b) A reaffirmation of guaranty and security agreement in form and substance acceptable to the Agent and the Lenders, duly executed by each of Corinthian Marketing, Inc. and Equity Marketing Hong Kong, Ltd.;

              (c) A copy of corporate resolutions from the Company, certified by a Secretary or an Assistant Secretary of the Company, authorizing the execution, delivery and performance of this Amendment by the Company, and an incumbency certificate identifying the officers of the Company authorized to execute this Amendment on behalf of the Company; and

              (d) Such other resolutions, incumbency certificates, good standing certificates or other documents as the Agent may reasonably request.

       6. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Agent and the Lenders as follows:

              (a) The Company has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.


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              (b)    At and as of the date of execution hereof and at and as of the Effective Date of this Amendment and both prior to and after giving effect hereto: (i) the representations and warranties of the Company contained in the Credit Agreement and the other Loan Documents are accurate and complete in all material respects, and (ii) there has not occurred an Event of Default or Potential Default other than such as is expressly waived hereunder.

       7. NO OTHER AMENDMENT. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect as written and amended to date.

       8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                          EQUITY MARKETING, INC.,
                                          a Delaware corporation



                                          By:    /s/ Teresa Covington
                                                 ------------------------------
                                          Name:  Teresa Covington
                                                 ------------------------------
                                          Title: Vice President, Finance
                                                 -----------------------------


                                          SANWA BANK CALIFORNIA, as Agent and as
                                          a Lender



                                          By     /s/ Judy Tu
                                                 ------------------------------
                                          Name:  Judy Tu
                                                 ------------------------------
                                          Title: Commercial Banking Officer
                                                 ------------------------------


                                          IMPERIAL BANK, as a Lender



                                          By   /s/ Jennifer Huang
                                            -----------------------------------
                                                Jennifer Huang, Commercial Loan
                                                Officer